Investor Relations Contact:
Alan B. Catherall 770-485-2527

PRESS RELEASE
FOR IMMEDIATE RELEASE

NUMEREX REPORTS THIRD QUARTER 2004 RESULTS

ATLANTA, November 9, 2004 - Numerex Corp. (NASDAQ: NMRX), today announced net losses of $340 thousand for the third quarter of 2004 and net loss of $1.8 million year-to-date. These results compare to net income of $1.0 million and a net loss of $1.0 million for the comparable periods of 2003, which included a gain of $1.7 million arising from the sale of Data1Source LLC in September 2003. Fully diluted losses per share were $(.03) for the quarter and $(.17) year-to-date. This compares to fully diluted earnings per share of $.09 and fully diluted losses per share of $(.09) for the comparable periods of 2003. Net sales were $6.2 million for the quarter and $16.7 million year-to-date, compared to $5.5 million and $14.9 million for the comparable periods of 2003. Please see attached financial statements for more details.

"The third quarter 2004 continued the sound growth that we have seen from our wireless data products and services," said Stratton Nicolaides, chairman and CEO of Numerex. Mr. Nicolaides stated that, "After eliminating revenues of $378 thousand associated with Data1Source, LLC, wireless data revenues increased over 28% compared to the third quarter last year and almost 6% sequentially. Specifically, the results for the quarter included another strong performance from Uplink Security with regard to both product sales and recurring service revenue. In fact, Uplink recurring service revenues have grown sequentially in twenty-one of the last twenty-two quarters. The third quarter of 2004 also saw the transition of MobileGuardian distribution to Southwest Dealer Services. This had the benefits of reduced selling costs with no loss in sales performance."

Mr. Nicolaides continued, "The recent quarters have also been very active with regard to research and development. Two weeks ago, we issued a number of press releases related to further development of the Cellemetry network. They included:

•	Announcing CellemetryXG, our next generation network platform designed to meet our customer demands in both digital and analog environments with Xpert customer service and support
•	Announcing a joint development agreement with Wavecom SA to deliver multi-mode digital radios with new features that increase our network and solution capabilities; and
•	Announcing the Multi-Mode/Multi-Path network access module designed to provide maximum flexibility for M2M network design and deployment, effectively future proofing our M2M network and solution services.

Our digital multimedia business experienced an even stronger quarter than we reported three months ago. We shipped a substantial amount of video conferencing equipment to two school districts in the third quarter and we have a backlog of video conferencing equipment that still remains to be delivered in the fourth quarter. We remain optimistic about our video conferencing business even though the FCC E-rate program is currently under review, which may create some uncertainty as to the timing of future E-rate awards.

Numerex provided cash from operations of $529 thousand for the third quarter as a result of both diminished operating losses as well as continued working capital efficiencies. Cash balances also increased from the prior quarter despite paying over $300 thousand principal and interest on the $4.5 million term note that we issued in January 2004. Future cash outlays could be lower if the equity conversion feature of the note is available to be exercised."

Mr. Nicolaides concluded that with respect to the fourth quarter of 2004, "we expect that growth in wireless revenues will accelerate and again show sequential growth. Uncertainty created by the FCC review of its E-rate program caused us to lower our initial Q4 revenue guidance. As a result, we estimate that total revenues for the fourth quarter will range between $5.7 and $6.2 million. However, we believe that overall revenue could range higher if the FCC releases awards before the end of November."

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Conference Call and Webcast Information
Numerex will conduct a conference call later today, November 9th, at 11:00 A.M., Eastern Standard Time, accessible by calling 888 243-3996 in the U.S. and Canada, or international by calling 973 935-2403. A live Webcast of the call will also be available via Numerex’s Web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex’s Web site beginning two hours after the call.

About Numerex
Numerex is a communications technology business comprised of operating subsidiaries that utilize existing wireless or cellular, Internet and cable infrastructure thereby enabling network access and information management through the deployment of proprietary software and technology. Numerex facilitates the real-time exchange of information between remote devices, people and business systems. This provides companies the ability to remotely connect, monitor, control and diagnose their field assets. The Company primarily markets and sells products and services in wireless data communications through Cellemetry®, UplinkSM , MobileGuardian®, VendView™, and digital multimedia through PowerPlay™ and IPContact™. These products and services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network operational support systems.

Visit the Numerex Web site for additional information at: www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex's future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data and video conferencing business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction and marketing of new wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; future contraction or elimination of FCC-sponsored programs in which Numerex participates; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex’s SEC reports identify additional factors that can affect forward-looking statements.

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NUMEREX CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTH		FOR THE NINE MONTH
	PERIOD ENDED SEPTEMBER 30,		PERIOD ENDED SEPTEMBER 30,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales:
Product	$2,852	$2,346	$7,015	$5,556
Service	3,320	3,110	9,678	9,306
Total net sales	6,172	5,456	16,693	14,862

Cost of product sales (excluding depreciation)	2,043	1,731	5,529	4,260
Cost of services (excluding depreciation and amortization)	1,395	1,158	3,595	3,353
Depreciation and amortization	87	181	297	534
Gross Profit	2,647	2,386	7,272	6,715
	42.9%	43.7%	43.6%	45.2%

Selling, general, and administrative expenses	2,186	2,210	6,914	6,827
Research and development expenses	205	261	684	846
Depreciation and amortization	411	480	1,245	1,474
Operating loss	(155)	(565)	(1,571)	(2,432)

Interest income and (expense), net	(163)	(127)	(446)	(278)
Profit on sale of business	-	-	250	-
Other income and (expense), net	(3)	(5)	(34)	75
Gain on sale of business	-	1,712	-	1,712
Earnings (loss) before taxes	(321)	1,015	(1,801)	(923)

Provision for income taxes	19	23	18	56
Net earnings (loss)	$(340)	$992	$(1,819)	$(979)

Basic earnings (loss) per common share	$(0.03)	$0.09	$(0.17)	$(0.09)
Diluted earnings (loss) per common share	$(0.03)	$0.09	$(0.17)	$(0.09)
Number of shares used in per share calculation
Basic	10,799	10,787	10,795	10,983
Dilluted	10,799	10,878	10,795	10,983

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NUMEREX CORP.
SUPPLEMENTAL SALES INFORMATION
(IN THOUSANDS)

	FOR THE THREE MONTH		FOR THE NINE MONTH
	PERIOD ENDED SEPTEMBER 30,		PERIOD ENDED SEPTEMBER 30,

	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales:
Wireless Data Communications
Product	$1,485	$1,229	$4,215	$3,329
Service	2,150	1,964	6,283	5,903
Sub-total	3,635	3,193	10,498	9,232
Digital Multimedia and Networking
Product	1,322	944	2,461	1,843
Service	1,028	898	2,890	2,749
Sub-total	2,350	1,842	5,351	4,592
Wireline Security
Product	45	173	339	384
Service	142	248	505	654
Sub-total	187	421	844	1,038
Total net sales
Product	2,852	2,346	7,015	5,556
Service	3,320	3,110	9,678	9,306
Total net sales	6,172	5,456	16,693	14,862

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NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
	SEPTEMBER 30,	DECEMBER 31,
	2004	2003
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,402	$734
Accounts receivable, net	4,323	3,093
Notes Receivable	91	99
Inventory	2,078	3,461
Prepaid expenses and other current assets	791	700
TOTAL CURRENT ASSETS	8,685	8,087

PROPERTY AND EQUIPMENT, NET	931	1,296
GOODWILL, NET	15,014	15,014
OTHER INTANGIBLES, NET	7,421	7,979
SOFTWARE, NET	604	825
OTHER ASSETS	918	769
TOTAL ASSETS	$33,573	$33,970

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,418	$2,498
Other current liabilities	1,311	1,487
Note payable, current	1,429	3,500
Deferred revenues	815	775
Obligations under capital leases, current portion	115	282
TOTAL CURRENT LIABILITIES	7,088	8,542

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	2	62
Note Payable	2,692	-
TOTAL LONG TERM LIABILITIES	2,694	62

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock – no par value; authorized 30,000,000; issued
13,191,328 and 13,181,547 shares, respectively	36,810	36,793
Additional paid-in-capital	749	439
Treasury stock, at cost, 2,391,400 shares on September 30, 2004 and
December 31, 2003	(10,197)	(10,197)
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income	13	97
Retained earnings	(3,584)	(1,766)
	23,791	25,366
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,573	$33,970